                  KMART CORPORATION AND SUBSIDIARY COMPANIES
                          EXHIBIT 21 - SUBSIDIARIES



The Registrant has no parent but has the following significant subsidiaries as of January 25, 1995.



                                                                Percentage
                                   Jurisdiction of               of voting
Name                                incorporation             securities held
- --------------------------         ---------------            ----------------

Kmart Canada Limited                Dominion of Canada              100%
Kmart CR a.s.                       Czech Republic                  100%
Kmart SR a.s.                       Slovakia                        100%
MAJ a.s.                            Czech Republic                99.99%
Builders Square, Inc.               Delaware                        100%
PACE Membership Warehouse, Inc.     Colorado                        100%
Borders Group, Inc.                 Delaware                        100%
Kmart Mexico S.A. de C.V.           Mexico                           50%
Kmart Metro (Private) Limited       Singapore                      50.1%
